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                                                                       EXHIBIT 6



                           Indemnification Agreement


          AGREEMENT, effective as of ____________________, between Roto-Rooter, Inc., a Delaware corporation (the "Company"), and _____________________________ ("Indemnitee"), a director and or officer of the Company.

          WHEREAS, in recognition of Indemnitee's need for protection against personal liability in order to enhance Indemnitee's continued service to the Company and Indemnitee's reliance on the provisions of the By-Laws of the Company requiring indemnification under certain circumstances, and in part to provide Indemnitee with specific contractual assurance that the protection promised by such By-Laws will be available, the Company wishes to provide in this Agreement for the indemnification of, and the advancement of, expenses to Indemnitee to the fullest extent permitted by law.

          NOW WHEREAS, in consideration of the premises and intending to be legally bound hereby, the parties hereto agree as follows:

          SECTION 1 Right to Indemnification. The Company shall to the fullest extent permitted by applicable law as then in effect indemnify the undersigned person ("Indemnitee") in the event he becomes involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including without limitation, any action, suit or proceeding by or in the right of





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the Company to procure a judgment in its favor) (a "Proceeding") by reason of the fact that he is or was a director and or officer of the Company, or is or was serving at the request of the Company as a director and/or officer of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such Proceeding. Such indemnification shall be a contract right and shall include the right to receive payment in advance of any expenses incurred by the Indemnitee in connection with such Proceeding, consistent with the provisions of applicable law as then in effect.

                 SECTION 2 Indemnification; Not Exclusive Right. The right of indemnification provided in this Agreement shall not be exclusive of any other rights to which the Indemnitee may otherwise be entitled, and the provisions of this Agreement shall inure to the benefit of the heirs and legal representatives of the Indemnitee and shall be applicable to Proceedings commenced or continuing after the adoption of this Agreement, whether arising from acts or omissions occurring before or after its execution.

                 SECTION 3 Advancement of Expenses; Procedures; Presumptions and Effect of Certain Proceedings; Remedies. In furtherance, but not in limitation of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Agreement:





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                        (a)  Advancement of Expenses.  All reasonable expenses
incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Company within 20 days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, and if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Agreement.

                        (b) Procedure for Determination of Entitlement to Indemnification. (i) To obtain indemnification under this Agreement, the Indemnitee shall submit to the Secretary of the Company a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation").
The determination of the Indemnitee's entitlement to indemnification shall be made not later than 60 days after receipt by the Company of the written request for indemnification together with the Supporting Documentation. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that the Indemnitee has requested indemnification.





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                             (ii)  The Indemnitee's entitlement to
indemnification under this Agreement shall be determined in one of the following ways: (a) by a majority vote of the Disinterested Directors (as hereinafter defined), if they constitute a quorum of the Board of Directors;
(b) by a written opinion of Independent Counsel (as hereinafter defined) if (x) a Change of Control (as hereinafter defined) shall have occurred and the Indemnitee so requests or (y) a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs; (c) by the stockholders of the Company (but only if a majority of the Disinterested Directors, if they constitute a quorum of the Board of Directors, presents the issue of entitlement to indemnification to the stockholders for their determination); or (D) as provided in Section 3(c).
                             (iii)  In the event the determination of
entitlement to indemnification is to be made by Independent Counsel pursuant to
Section 3(b)(ii), a majority of the Disinterested Directors shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object; provided, however, that if a Change of Control shall have occurred, the Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which the Board of Directors does not reasonably object.

                        (c) Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Agreement, the Indemnitee shall be presumed to be entitled to indemnification under this Agreement upon submission of a request





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for indemnification together with the Supporting Documentation in accordance with Section 3(b)(i), and thereafter the Company shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section 3(b) to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after receipt by the Company of the request therefor together with the Supporting Documentation, the Indemnitee shall be deemed to be entitled to indemnification and shall be entitled to such indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. The termination of any Proceeding described in Section 1, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his conduct was unlawful.

                        (d)  Remedies of Indemnitee.

                             (i) In the event that a determination is made
pursuant to Section 3(b) that the Indemnitee is not entitled to indemnification under this Agreement, (a) the Indemnitee shall be





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entitled to seek an adjudication of his entitlement to such indemnification either, at the Indemnitee's sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (b) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (c) in any such judicial proceeding or arbitration the Company shall have the burden of providing that the Indemnitee is not entitled to indemnification under this Agreement.

                                (ii)  If a determination shall have been made
or deemed to have been made, pursuant to Section 3(b) or (c), that the Indemnitee is entitled to indemnification, the Company shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (a) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (b) such indemnification is prohibited by law. In the event that (c) advancement of expenses is not timely made pursuant to Section 3(a) or (d) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 4(b) or (c), the Indemnitee shall be entitled to seek judicial enforcement of the Company's obligation to pay





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to the Indemnitee such advancement of expenses or indemnification.
Notwithstanding the foregoing, the Company may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in subclause (a) or (b) of this clause (ii) (a "Disqualifying Event"); provided, however, that in any such action the Company shall have the burden of proving the occurrence of such Disqualifying Event.

                                (iii)  The Company shall be precluded from
asserting in any judicial proceeding or arbitration commenced  pursuant to this
Section 3(d) that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

                                (iv)  In the event that the Indemnitee,
pursuant to this Section 3(d), seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any expenses actually and reasonably incurred by him if the Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the





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Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.

                        (e)  Definitions.  For the purposes of this Section 3:
(i) "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such acquisition; (B) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (C) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the





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directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

                             (ii)  "Disinterested Director" means a director of
the Company who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

                             (iii)  "Independent Counsel" means a law firm or a
member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (i) the Company or the Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification under this Agreement. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee's rights under this Agreement.

                 SECTION 4 Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceablity of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be





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affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

                 SECTION 5 Cancellation. The Company may cancel the provisions of this Agreement prospectively only upon thirty (30) days' written notice to Indemnitee, in order to afford Indemnitee an opportunity to resign as a director rather than continue to serve absent indemnification.

                 SECTION 6 Amendments and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

                 SECTION 7 Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.





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                 SECTION 8  No Duplication of Payment.  The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, By-Law or otherwise) of the amounts otherwise indemnifiable hereunder.

                 SECTION 9. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

                 Executed this ____ day of ______.

                                ROTO-ROOTER, INC.

                                By:
                                     ---------------------------
                                Name:  William R. Griffin

                                Title: President and Chief
                                       Executive Officer



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                                          (Indemnitee)





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